Exhibit 99.1

Vertex Energy Reports a 23% Increase in Revenue for Fiscal 2012 Compared to 2011

Gross Profit Increases 21% on a 22% Increase in Output Volume for the Year

—Conference Call Today at 10:00 A.M. EDT—

HOUSTON--(BUSINESS WIRE)--Vertex Energy, Inc. (NASDAQ:VTNR), an environmental services company that recycles industrial waste streams and off-specification commercial chemical products, today announced its financial results for the full year ended December 31, 2012.

Financial highlights for the year include:

•	Revenue increased 23% to $134.6 million for the year ended 2012 compared with $109.7 million in 2011;

•	Gross profit increased to $9.79 million, a 21% increase over the $8.07 million reported in 2011; and

•	Company-wide product volume sales increased 22% over 2011.

Benjamin P. Cowart, Chief Executive Officer of Vertex Energy said, “2012 was a positive year for us in terms of revenue, gross profit and volume growth.  Additionally, the acquisition we completed in the third quarter of 2012 has us well positioned as a vertically integrated player in our industry and we believe will allow us to improve our margins materially going forward.”

“We are optimistic regarding our business as we move into 2013 based not only on the acquisition, but also because of our efforts in expanding the capacity of TCEP.” Mr. Cowart added, “We are in the midst of some improvements at our facility in Baytown, Texas that we believe will not only increase our throughput, but will also improve our end product quality and reduce our operating expenses.  As our experience with TCEP has grown, we are now more aggressively evaluating locations for future TCEP facilities in various parts of the U.S.”

Mr. Cowart continued, “In addition to increasing the role of TCEP through expansion and potentially additional locations, we are continuing to evaluate acquisition possibilities that are accretive to the company and also offer the opportunity to secure incremental feedstock at attractive prices.”   Mr. Cowart concluded, “We are hopeful that our continued growth and recent listing on NASDAQ will raise the profile of Vertex Energy in 2013 and beyond.”

CONFERENCE CALL

As previously announced, management of Vertex Energy will host a conference call today at 10:00 a.m. EDT. Those who wish to participate in the conference call may telephone 877-407-4019 from the U.S. International callers may telephone 201-689-8337, approximately 15 minutes before the call. A webcast will also be available at: www.vertexenergy.com.

A digital replay will be available by telephone approximately two hours after the completion of the call until March 31, 2013, and may be accessed by dialing 877-660-6853 from the U.S. or 201-612-7415 for international callers, and using the Conference ID #: 410715.

ABOUT VERTEX ENERGY, INC.

Vertex Energy, Inc. (NASDAQ:VTNR), is a leading environmental services company that recycles industrial waste streams and off-specification commercial chemical products. Its primary focus is recycling used motor oil and other petroleum by-product streams. Vertex Energy purchases these streams from an established network of local and regional collectors and generators. The company also manages the transport, storage and delivery of the aggregated feedstock and product streams to end users, and manages the re-refining of a portion of its aggregated petroleum streams in order to sell them as higher-value end products. Vertex Energy sells its aggregated petroleum streams as feedstock to other re-refineries and fuel blenders or as replacement fuel for use in industrial burners. The re-refining of used motor oil that Vertex Energy manages takes place at the company’s facility, which uses a proprietary Thermal Chemical Extraction Process ("TCEP") technology. Based in Houston, Texas, Vertex Energy also has offices in Georgia and California. More information on the company can be found at www.vertexenergy.com.

This press release may contain forward-looking statements, including information about management's view of Vertex Energy's future expectations, plans and prospects, within the safe harbor provisions under The Private Securities Litigation Reform Act of 1995 (the "Act"). In particular, when used in the preceding discussion, the words "believes," "expects," "intends," "plans," "anticipates," or "may," and similar conditional expressions are intended to identify forward-looking statements within the meaning of the Act, and are subject to the safe harbor created by the Act. Any statements made in this news release other than those of historical fact, about an action, event or development, are forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors, which may cause the results of Vertex Energy, its divisions and concepts to be materially different than those expressed or implied in such statements. These risk factors and others are included from time to time in documents Vertex Energy files with the Securities and Exchange Commission, including but not limited to, its Form 10-Ks, Form 10-Qs and Form 8-Ks. Other unknown or unpredictable factors also could have material adverse effects on Vertex Energy's future results. The forward-looking statements included in this press release are made only as of the date hereof. Vertex Energy cannot guarantee future results, levels of activity, performance or achievements. Accordingly, you should not place undue reliance on these forward-looking statements. Finally, Vertex Energy undertakes no obligation to update these statements after the date of this release, except as required by law, and also takes no obligation to update or correct information prepared by third parties that are not paid for by Vertex Energy.

VERTEX ENERGY, INC.
CONSOLIDATED BALANCE SHEETS

	December 31,	December 31,
	2012	2011

ASSETS

Current assets
Cash and cash equivalents	$807,940	$675,188
Accounts receivable, net	7,160,780	5,436,006
Accounts receivable- related party	-	2,459
Inventory	5,870,121	6,408,780
Prepaid expenses	492,467	151,821
Total current assets	14,331,308	12,674,254

Noncurrent assets
Licensing agreement, net	-	1,929,549
Fixed assets, net	11,617,368	124,168
Intangible assets, net	15,934,724	-
Goodwill	3,515,977	-
Deferred tax assets	3,703,000	2,006,000
Total noncurrent assets	34,771,069	4,059,717

TOTAL ASSETS	$49,102,377	$16,733,971

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities
Accounts payable and accrued expenses	$8,869,234	$6,464,193
Accounts payable-related party	-	620,724
Deposits	-	235,557
Current portion of long-term debt	1,749,329	-
Total current liabilities	10,618,563	7,320,474

Long-term liabilities
Long-term debt	6,281,457	-
Contingent consideration	4,711,000	-
Line of credit	6,750,000	-
Deferred tax liabilities	341,000	76,000
Total liabilities	28,702,020	7,396,474

Commitments and contingencies

STOCKHOLDERS’ EQUITY

Preferred stock, $0.001 par value per share:
50,000,000 shares authorized
Series A Convertible Preferred stock, $0.001 par value, 5,000,000 authorized and 1,512,891 and 4,426,639 issued and outstanding at December 31, 2012 and December 31, 2011, respectively	1,513	4,427
Common stock, $0.001 par value per share;
750,000,000 shares authorized; 16,965,464 and 9,414,926 issued and outstanding at December 31, 2012 and December 31, 2011, respectively	16,965	9,415
Additional paid-in capital	10,719,345	3,319,388
Retained earnings	9,662,534	6,004,267
Total stockholders’ equity	20,400,357	9,337,497

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$49,102,377	$16,733,971

VERTEX ENERGY, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
DECEMBER 31, 2012 AND 2011

	2012	2011

Revenues	$134,573,243	$109,722,279
Revenues-related parties	-	17,978
	134,573,243	109,740,257

Cost of revenues	124,788,116	101,666,187

Gross profit	9,785,127	8,074,070

Selling, general and administrative expenses	6,137,301	4,099,682
Acquisition related expenses	1,256,576	-

Total selling, general and administrative expenses	7,393,877	4,099,682

Income from operations	2,391,250	3,974,388

Other income (expense)
Other income	1,740	-
Interest expense	(135,364)	(62,686)
Total other income (expense)	(133,624)	(62,686)

Income before income taxes	2,257,626	3,911,702

Income tax benefit	1,400,641	1,841,813

Net income	$3,658,267	$5,753,515

Earnings per common share
Basic	$0.30	$0.65
Diluted	$0.25	$0.39

Shares used in computing earnings per share
Basic	12,138,229	8,884,681
Diluted	14,866,134	14,775,339

VERTEX ENERGY, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
YEARS ENDED DECEMBER 31, 2012 AND 2011

	2012	2011

Cash flows operating activities
Net income	$3,658,267	$5,753,515
Adjustments to reconcile net income to cash
provided by (used in) operating activities
Stock based compensation expense	178,968	138,859
Depreciation and amortization	711,555	161,048
Deferred federal income tax	(1,432,000)	(1,930,000)
Changes in assets and liabilities
Accounts receivable	128,184	(3,953,496)
Accounts receivable- related parties	2,459	(2,459)
Inventory	551,438	(2,506,999)
Prepaid expenses and other current assets	(247,337)	(51,336)
Accounts payable and accrued expenses	304,861	1,870,994
Accounts payable-related parties	(620,724)	213,451
Other deposits	(235,557)	235,557
Net cash provided by (used in) operating activities	3,000,114	(70,866)

Cash flows from investing activities
Purchase of intangible assets	(209,061)	(241,454)
Acquisition, net	(1,804,389)	-
Purchase of fixed assets	(1,134,575)	(63,055)
Net cash used in investing activities	(3,148,025)	(304,509)

Cash flows from financing activities
Line of credit proceeds, net	750,000	-
Proceeds from exercise of common stock warrants	112,625	306,250
Borrowing from (payments to) note payable	(581,962)	-
Net cash provided by financing activities	280,663	306,250

Net change in cash and cash equivalents	132,752	(69,125)

Cash and cash equivalents at beginning of the period	675,188	744,313

Cash and cash equivalents at end of period	$807,940	$675,188

SUPPLEMENTAL INFORMATION
Cash paid for interest during the period	$128,838	$80,756
Cash paid for income taxes during the period	$23,359	$107,000

NON-CASH TRANSACTIONS
Conversion of Series A Preferred Stock into common stock	$2,914	$249
Conversion of Series B Preferred Stock into common stock	$-	$600,000

Contacts

Porter, LeVay & Rose, Inc.
Marlon Nurse, D.M., 212-564-4700
VP – Investor Relations
or
Vertex Energy
Matthew Lieb, 310-230-5450
COO